As filed with the Securities and Exchange Commission on February 24, 2005

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2870	95-2588080
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Suite 1250

Newport Beach, California 92660

(949) 260-1200

(Address, including zip code, and telephone number, including area code, of registrant’s executive offices)

Eric G. Wintemute

President and Chief Executive Officer

American Vanguard Corporation

4695 MacArthur Court, Suite 1250

Newport Beach, California 92660

(949) 260-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

John B. Miles, Esq.

McDermott Will & Emery LLP

18191 Von Karman Avenue, Suite 400

Irvine, California 92612-0187

(949) 851-0633

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

Title of each class of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1),(2)	(3)	(1),(2)	N/A
Preferred Stock (par value $.10 per share)	(1),(4)	(3)	(1),(3),(4)	N/A
Common Stock (par value $.10 per share)	(1),(5)	(3)	(1),(3),(5)	N/A
Warrants	(1),(6)	(3)	(1),(3),(6)	N/A
Total	$50,000,000	(3)	$50,000,000	$5,885(7)

(1)	In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $50,000,000. Such amount represents the offering price of preferred stock, common stock, the principal amount of debt securities issued at their state principal amount, the offering price of debt securities issued at an original discount, and the issue price of warrants.

(2)	There is being registered hereunder an indeterminate principal amount of debt securities as may be sold from time to time by the Registrant, and an indeterminate number of debt securities as may from time to time be issued hereunder upon conversion of another series of debt securities registered hereunder.

(3)	The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4)	There is being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time by the Registrant. There is also being registered hereunder an indeterminate number of shares of preferred stock as shall be issuable upon conversion of debt securities or exercise of securities warrants registered hereunder.

(5)	There is being registered hereunder an indeterminate number of shares of common stock as may be sold from time to time by the Registrant. There is also being registered hereunder an indeterminate number of shares of common stock as shall be issuable upon conversion of the preferred stock or debt securities or exercise of securities warrants registered hereunder.

(6)	There is being registered hereunder an indeterminate number of warrants representing rights to purchase, in each case, debt securities, preferred stock and common stock registered hereunder.

(7)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2005

PROSPECTUS

$50,000,000

AMERICAN VANGUARD CORPORATION

Debt Securities

Preferred Stock

Common Stock

Warrants

We may offer from time to time in one or more series:

•	debt securities;

•	warrants to purchase debt securities;

•	shares of our preferred stock;

•	warrants to purchase shares of our preferred stock;

•	shares of our common stock; and

•	warrants to purchase shares of our common stock.

The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $50,000,000.

This prospectus provides a general description of our securities that we may offer from time to time. We will, if required, provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered each time we sell our securities under this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the American Stock Exchange under the symbol “AVD.” On February 22, 2005, the closing price of our common stock on the American Stock Exchange was $35.65 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 4 of this prospectus and, if applicable, under “Risk Factors” in the applicable prospectus supplement for certain factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, the terms “Company,” “we,” “us” and “our” refer to American Vanguard Corporation, a Delaware corporation, and its consolidated subsidiaries.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. We may offer for sale and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate offering price of all securities that we may sell under this prospectus will not exceed $50,000,000.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	our debt securities;

•	our preferred stock;

•	our common stock; and

•	warrants entitling the holders to purchase our common stock, preferred stock or debt securities.

We may sell these securities either separately or in units. We may issue debt securities convertible into shares of our common or preferred stock. The preferred stock issued may also be convertible into shares of our common stock or another series of our preferred stock.

This prospectus provides a general description of the securities we may offer. If required, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered each time we sell our securities under this prospectus. In each prospectus supplement, we will include the following information:

•	the type and amount of securities that we propose to sell;

•	the public offering price of the securities;

•	the names of any underwriters, agents or dealers through or to which the securities will be sold, and any compensation of those underwriters, agents or dealers;

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any risk factors applicable to the securities that we propose to sell in addition to those risk factors described in this prospectus; and

•	any other information we determine to be material about the offering and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to give any information or make any representation about us that is different from or in addition to the information contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

Neither the delivery of this prospectus, nor any sale made under this prospectus, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus or that the information incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. You should read this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” on page 15 of this prospectus.

THE COMPANY

We are a holding company that conducts its business through its subsidiaries: AMVAC Chemical Corporation, GemChem, Inc., 2110 Davie Corporation, AMVAC Chemical UK Ltd., Quimica AMVAC De Mexico S.A. de C.V., and Environmental Mediation, Inc.

AMVAC Chemical Corporation

AMVAC is our principal operating subsidiary and is a specialty chemical manufacturer that develops and markets products for agricultural and commercial uses. It manufactures and formulates chemicals for crops, human and animal health protection. These chemicals, including insecticides, fungicides, molluscicides, growth regulators and soil fumigants, are marketed in liquid, powder and granular forms. AMVAC primarily manufactures, distributes and formulates its own proprietary products, or custom manufactures or formulates products for others.

AMVAC Chemical UK Ltd.

AMVAC UK develops product registration and distributor networks for product lines throughout Europe.

Quimica AMVAC De Mexico S.A. de C.V.

AMVAC Mexico markets chemical products for agricultural and commercial uses in Mexico and related areas.

GemChem, Inc.

GemChem is a national chemical distributor. GemChem purchases key raw materials and sells into the pharmaceutical, cosmetic and nutritional markets.

2110 Davie Corporation

Davie Corporation currently owns real estate for corporate use only.

Environmental Mediation, Inc.

EMI is an environmental consulting firm.

You can contact us by mail or telephone at:

American Vanguard Corporation

4695 MacArthur Court, Suite 1250

Newport Beach, California 92660

(949) 260-1200

Attn: Chief Financial Officer

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is as follows: *

	Nine Months Ended Sept. 30, 2004	Year Ended December 31,
		2003	2002	2001	2000	1999
Ratio of earnings to fixed charges	15.66	44.74	19.49	7.71	5.37	4.15

*	The computation of the ratios of earnings to fixed charges is filed as an exhibit to the registration statement filed with the SEC, of which this prospectus is a part.

RISK FACTORS

An investment in our securities is highly speculative and subject to a high degree of risk. Only those who can bear the risk of the entire loss of their investment should participate. You should carefully consider the following risk factors in addition to the other information contained and incorporated by reference in this prospectus before investing in our securities.

Our business may be adversely affected by cyclical and seasonal effects.

The chemical industry in general is cyclical and demands for our products tend to be slightly seasonal. Seasonal usage follows varying agricultural seasonal patterns, weather conditions and weather related pressure from pests, and customer marketing programs and requirements. Weather patterns can have an impact on our operations. The end user of some of our products may, because of weather patterns, delay or intermittently disrupt field work during the planting season which may result in a reduction of the use of some of our products and therefore may reduce our revenues and profitability. There can be no assurance that we will adequately address any adverse seasonal effects.

The industry in which we do business is extremely competitive and our business may suffer if we are unable to compete effectively.

Generally, the treatment against pests of any kind is broad in scope, there being more than one way or one product for treatment, eradication, or suppression. We face competition from many domestic and foreign manufacturers, marketers and distributors participating in our marketplace. Competition in our marketplace is based primarily on efficacy, price, safety and ease of application. Many of our competitors are larger and have substantially greater financial and technical resources. Our ability to compete depends on our ability to develop additional applications for our current products, and to expand our product lines and customer base. We compete principally on the basis of the quality of our products, and the technical service and support given to our customers. There can be no assurance that we will compete successfully with our existing competitors or with any new competitors.

If we are unable successfully to position ourselves in smaller niche markets, our business may be materially adversely affected.

We have attempted to position ourselves in smaller niche markets that have been or are being abandoned by larger chemical companies. These types of markets tend not to attract larger chemical companies due to the smaller volume demand, and larger chemical companies have been divesting themselves of products that fall into such niches. These smaller niche markets require significant and intensive management input and ongoing product research and are near product maturity. There can be no assurance that we will be successful in these smaller niche markets or, if we are successful in one or more niche markets, that we will continue to be successful in such niche markets.

The manufacturing of our products is subject to governmental regulations.

We operate two manufacturing facilities—one in Los Angeles, California and the other in Axis, Alabama (the “Facilities”). The Facilities operate under the terms and conditions imposed by required licenses and permits by state and local authorities. The manufacturing of key ingredients for our products occurs at the Facilities. An inability to renew or maintain a license or permit or if the fees for such licenses or permits were increased significantly, either would impede our access to key ingredients and the cost of production would increase, either of which would materially and adversely affect our ability to provide our products in a timely and affordable manner.

The distribution and sale of our products are subject to prior governmental approvals and thereafter ongoing governmental regulation.

Our products are subject to laws administered by federal, state and foreign governments, including regulations requiring registration, approval and labeling of our products. The labeling requirements restrict the use of and type of application for our products. More stringent restrictions could make our products less desirable which would adversely affect our revenues and profitability. Substantially all of our products are subject to U.S. Environmental Protection Agency (“EPA”) registration and re-registration requirements, and are conditionally registered in accordance with the Federal Insecticide, Fungicide and Rodenticide Act (“FIFRA”). Such registration requirements are based, among other things, on data demonstrating that the product will not cause unreasonable adverse effects on human health or the environment when used according to approved label directions. All states where any of our products are used also require registration before they can be marketed or used in that state. Governmental regulatory authorities have required, and may require in the future, that certain scientific data requirements be performed on our products. We, on our behalf and in joint efforts with other registration holders, have and are currently furnishing certain required data relative to our products. Under FIFRA, the federal government requires us to submit a wide range of scientific data to support U.S. registrations. This requirement has significantly increased our operating expenses in such areas as testing and the production of new products. We expect such increases to continue in the future. Because scientific analyses are constantly improving, it cannot be determined with certainty whether or not new or additional tests may be required by regulatory authorities. Responding to such requirements may cause delays in the sales of our products which delays would adversely affect our profitability. While FIFRA Good Laboratory Practice standards specify the minimum practices and procedures which must be followed in order to ensure the quality and integrity of data related to these tests submitted to the EPA, there can be no assurance the EPA will not request certain tests or studies be repeated. In addition, more stringent legislation or requirements may be imposed in the future. We can provide no assurance that any testing approvals or registrations will be granted on a timely basis, if at all, or that our resources will be adequate to meet the costs of regulatory compliance.

We may be subject to environmental liabilities.

The Company, its facilities and its products are subject to numerous federal and state laws and governmental regulations concerning environmental matters and employee health and safety. We continually adapt our manufacturing process to the environmental control standards of the various regulatory agencies. The EPA and other federal and state agencies have the authority to promulgate regulations that could have a significant impact on our operations. We expend substantial funds to minimize the discharge of materials in the environment and to comply with governmental regulations relating to protection of the environment. Federal and state authorities may seek fines and penalties for violation of the various laws and governmental regulations, and could, among other things, impose liability on us for cleaning up the damage resulting from release of pesticides and other agents into the environment.

Our use of hazardous materials exposes us to potential liabilities.

Our development and manufacturing of chemical products involve the controlled use of hazardous materials. While we continually adapt our manufacturing process to the environmental control standards of regulatory authorities, we cannot completely eliminate the risk of accidental contamination or injury from hazardous or regulated materials. In the event of such contamination or injury, we may be held liable for significant damages or fines. In the event that such damages or fines are assessed, it could have a material adverse effect on our business and operating results.

Our business may give rise to product liability claims not covered by insurance or indemnity agreements.

Our manufacturing, marketing, distribution and use of chemical products involve substantial risk of product liability claims. A successful product liability claim which is not insured may require us to pay substantial amounts of damages. In the event that such damages are paid, it could have a material adverse effect on our business and operating results.

Adverse results in pending legal and regulatory proceedings could have adverse effects on our business.

We may be, from time to time, involved in legal and regulatory proceedings. The results of litigation cannot be predicted with certainty. We have and will continue to expend resources and incur expenses in connection with these proceedings. There can be no assurance that we will be successful in these proceedings. While the Company continually evaluates insurance levels for product liability, property damage and other potential areas of risk, an adverse determination in one or more of these proceedings could subject us to significant liabilities, which could have a material adverse effect on its financial condition and operating results.

Our future success will depend on our ability to develop additional applications for our products, and to expand our product lines and customer base.

We have grown primarily by a strategy of acquiring mature product lines from larger competitors and expanding sales of these products based on new applications and new users. Our success will depend in part on our ability to develop additional applications for our products, and to expand our product lines and customer base in a highly competitive market. There can be no assurance that we will be successful in adequately addressing these development needs on a timely basis or that, if these developments are addressed, we will be successful in the marketplace. In addition, there can be no assurance that products or technologies (e.g., genetic engineering) developed by others will not render our products noncompetitive or obsolete which would have a material adverse effect on our business and operating results. Many of the mature product lines we have acquired from larger competitors were divested as a result of mergers involving such larger competitors.

We face risks related to acquisitions of product lines.

We have expanded and intend to continue to expand our operations through the acquisition of additional product lines from these larger competitors. There can be no assurance that we will be able to identify, acquire or profitably manage additional product lines, or successfully integrate any acquired product lines without substantial expenses, delays or other operational or financial problems. There is an increasing trend in selling mature product lines through a competitive bid process. As a result we may not be the successful bidder for a desirable product or if successful, we may pay a higher price for such product than if there was no competitive bid process. Further, acquisitions may involve a number of special risks or effects, including diversion of management’s attention, failure to retain key acquired personnel, unanticipated events or circumstances, minimum purchase quantities, legal liabilities and amortization of acquired intangible assets and other one-time or ongoing acquisition related expenses. Some or all of these special risks or effects could have a material adverse effect on our business and operating results. Client satisfaction or performance problems associated with a product line could have a material adverse impact on our reputation. In addition, there can be no assurance that acquired product lines, if any, will achieve anticipated revenues and earnings.

We rely on intellectual property which we may be unable to protect, or we may be found to infringe the rights of others.

Our proprietary product formulations are protected, to the extent possible, as trade secrets and, to a lesser extent, by patents and trademarks. Most of the mature products that we have acquired which were patented are currently “off patent” because the patent has expired. We can provide no assurance that the way we protect our proprietary rights will be adequate or that our competitors will not independently develop similar or competing products.

Further, we can provide no assurance that we are not infringing other parties’ rights. Any claims could require us to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property which is the subject of asserted infringement.

We rely on key executives in large part for our success.

Our success is highly dependent upon the efforts and abilities of our executive officers, particularly Eric G. Wintemute, our President and Chief Executive Officer. Although Mr. Wintemute has entered into an employment agreement with the Company, this does not guarantee that he will continue his employment. The loss of the services of Mr. Wintemute or other executive officers could have a material adverse effect upon our business and operating results.

Concentration of ownership among our existing Co-Chairmen of the Board of Directors may prevent new investors from influencing significant corporate decisions.

As of January 1, 2005, Herbert A. Kraft and Glenn A. Wintemute, our Co-Chairmen of the Board of Directors, beneficially owned approximately 15.45% and 11.89%, respectively, of our common stock (excluding options to purchase our common stock). These stockholders as a group will be able to influence substantially our Board of Directors and thus our management and affairs. If acting together, they would be able to influence most matters requiring the approval by our stockholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets and any other significant corporate transaction. The concentration of ownership may also delay or prevent a change in control if opposed by these stockholders irrespective of whether the proposed transaction is at a premium price or otherwise beneficial to our stockholders as a whole.

Our stock price may be volatile and your investment in our stock could decline in value.

The market prices for securities of companies in our industry have been highly volatile and may continue to be highly volatile in the future. Often this volatility is unrelated to operating performance of a company.

Our business may be adversely affected by terrorist activities.

Our business depends on the free flow of products and services through the channels of commerce. Recently, in response to terrorists’ activities and threats aimed at the United States, transportation, mail, financial and other services have been slowed or stopped altogether. Further delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security as a result of the activities and potential activities. We may also experience delays in receiving payments from payers that have been affected by the terrorist activities and potential activities. The U.S. economy in general is being adversely affected by the terrorist activities and potential activities and any economic downturn could adversely impact results of operations, impair the ability to raise capital or otherwise adversely affect the ability to grow the business.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Complying with changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and changes to the American Stock Exchange rules, will require us to expend significant resources. We are committed to maintaining the highest standards of corporate governance and public disclosure. As a result, we will continue to invest necessary resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities.

The impact of FAS 123(R) may require us to recognize a significant financial expense for stock options.

FAS 123(R), as published by the Financial Accounting Standards Board, will require us, as a public company, to recognize in our financial statements an expense for stock options that are granted or that become exercisable after June 15, 2005. We are in the process of determining the level and impact of such recognition. If the level of such expense is high, it could have a significant adverse effect on our financial results as reported in our financial statements.

NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents it incorporates by reference contain forward-looking statements. Forward-looking statements relate to future periods and include descriptions of our plans, objectives, and underlying assumptions for future operations, our market opportunities, our acquisition opportunities, and our ability to compete. Generally, “may,” “could,” “will,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue” and similar words identify forward-looking statements. Forward-looking statements are based on our current expectations and are subject to risks and uncertainties that can cause actual results to differ materially. For information on these risks and uncertainties, see the “Risk Factors” beginning on page 4 of this prospectus. We urge you to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus. Forward-looking statements are made only as of the date of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds we receive from the sale of our securities offered by this prospectus for general corporate purposes, which may include the acquisition of companies, business operations, products or product lines, and/or the repayment of existing indebtedness.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell under this prospectus. This description is not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

AUTHORIZED CAPITAL STOCK

Our authorized capital stock consists of 40,000,000 shares of common stock, $0.10 par value, and 400,000 shares of preferred stock, $0.10 par value. Our certificate of incorporation, as amended, does not authorize any other classes of capital stock.

COMMON STOCK

We have one class of common stock. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders and may not cumulate votes for the election of directors.

Holders of shares of our common stock are entitled to receive ratably dividends as may be declared from time to time by our board of directors out of funds legally available for dividend payments. In the event of our liquidation, dissolution or winding up, after full payment of all liabilities, the holders of shares of our common stock are entitled to share ratably in all remaining assets. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of our existing common stock.

Our common stock is listed on the American Stock Exchange under the symbol “AVD”. American Stock Transfer & Trust Co. is the transfer agent and registrar for our common stock.

PREFERRED STOCK

At the date of this prospectus, no shares of our preferred stock have been issued. Our board of directors may, without stockholder approval, issue up to 400,000 shares of preferred stock in one or more series and, subject to Delaware corporation law, may establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each series of our preferred stock and the qualifications, limitations and restrictions of each series of our preferred stock.

Although we currently do not intend to do so, our board may issue shares of preferred stock with voting and conversion rights and liquidation preferences that could negatively affect the voting power and other rights of holders of our common stock, and the board could take that action without stockholder approval.

DEBT SECURITIES

We may issue from time to time one or more series of debt securities. The debt securities will be issued under the indenture substantially in the form filed as an exhibit to the registration statement filed with the SEC, of which this prospectus is a part. The prospectus supplement for each series of debt securities will state the name of the trustee for such series.

The following is a summary of the material provisions of the indenture. It does not restate the indenture entirely and is qualified by reference to the indenture and any supplements or amendments to the indenture. We urge you to read the indenture and any such supplements and amendments before you invest in any of our debt securities.

Term of the Debt Securities

Our debt securities will be secured or unsecured obligations. We may issue them in one or more series. The applicable prospectus supplement will describe the material terms of the debt securities, including:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which principal of the debt securities will be payable;

•	the rate or rates at which the debt securities will bear any interest, as well as the dates from which interest will accrue, the dates on which interest will be payable and the date for the interest payable on any payment date;

•	the place or places where principal, and any premium and interest, on the debt securities will be payable and where the debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;

•	any provisions regarding our right to redeem or purchase the debt securities or the right of holders to require us to redeem or purchase the debt securities;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to purchase or redeem the debt securities;

•	any restrictions upon our ability to incur additional debt;

•	the denominations in which the debt securities are issuable;

•	the currency or currencies in which principal and interest will be payable, if other than United States Dollars;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in the indenture;

•	the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	the nature and terms of the security for any secured debt securities;

•	the specific terms and conditions, if any, upon which the debt securities may be subordinated to our other indebtedness;

•	the amount of our then outstanding debt, both secured and unsecured, that will rank senior to the debt securities, rank equal to the debt securities, and be subordinated to the debt securities;

•	any right of holders of the debt securities to convert them into our common or preferred stock and the terms of any such conversion; and

•	any other material terms of the debt securities, which may be in addition to or different from the terms set forth in the indenture and this prospectus.

Events of Default and Remedies

An event of default with respect to any series of debt securities will be defined in the indenture as being:

•	our default in payment when due of the principal of or any premium on any of the debt securities of that series;

•	our default for 30 days in payment of any installment of interest on any debt securities of that series;

•	default by us in the observance or performance of certain covenants in the indenture relating to that series and, with respect to certain of those covenants, we have not cured such default after 60 days’ notice;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any additional events of default set forth in the prospectus supplement applicable to that series of debt securities.

The trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or any premium or interest with respect to that series of debt securities, if the trustee considers it in the interest of the holders of the series of debt securities to do so.

If certain events involving bankruptcy, insolvency or reorganization occur, all amounts of principal and interest due to the holders of our debt securities will become immediately due and payable. If any other event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of that series of debt securities then outstanding may declare the principal of all the debt securities of that series to be due and payable immediately. The holders of a majority in principal amount of the debt securities of that series then outstanding by written notice to the trustee and to us may waive any event of default with respect to that series of debt securities, other than any continuing event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to that series and its consequences, except an acceleration due to a default resulting from continuing nonpayment of principal or interest on that series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture.

Defeasance

We may terminate all our obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by: (i) depositing in trust with the trustee, under an irrevocable trust agreement, money or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity; and (ii) complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, if there is a change in applicable tax law or we receive an appropriate Internal Revenue Service letter ruling, we may terminate all of our obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by: (i) depositing in trust with the trustee, under an irrevocable trust agreement, money or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and (ii) complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the indenture.

Transfer and Exchange

A holder of debt securities will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities to:

•	add covenants, agreements and obligations applicable to us for the benefit of the holders of any series of debt securities or to surrender any right or power conferred by the indenture upon us;

•	evidence the assumption by a successor corporation of our obligations under the indenture and any series of debt securities;

•	appoint a successor trustee with respect to any series of debt securities and to add to or change any provision of the indenture as is necessary to provide for or facilitate the administration of any trusts created pursuant to the indenture by more than one trustee;

•	establish the form or terms of any series of unissued debt securities;

•	provide that specific provisions of the indenture will not apply to a particular series of unissued debt securities;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	cure any ambiguity, omission, defect or inconsistency;

•	secure any series of debt securities; or

•	make any change that does not adversely affect the legal rights of any holder of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the consent of the holders of at least a majority in principal amount of the affected series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of that series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any continuing event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the fixed maturity of any debt security or alter any provision with respect to redemptions or mandatory offers to repurchase debt securities;

•	make any debt security payable at a place or in money other than that stated in the debt security;

•	modify certain provisions of the indenture relating to waivers that require the consent of holders;

•	modify the rights of holders to receive payment of principal and interest with respect to any debt security or to bring suit to enforce such payment;

•	adversely modify the ranking or priority of the debt securities; or

•	waive a continuing default in the payment of principal of or interest on the debt securities.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any consent otherwise required from that holder, may be subject to the requirement that the holder shall have been the holder of record of any debt securities with respect to which the consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

Concerning the Trustee

In case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, including proceeding to enforce a lien in an event of default, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock, or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants. Each such prospectus supplement will describe:

•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the number or principal amount of securities purchasable upon exercise of the warrants and the exercise price of each warrant;

•	the procedures and conditions relating to the exercise of the warrants including: (i) the date on which the right to exercise the warrants will commence and the date on which the right will expire; (ii) the maximum or minimum number of the warrants which may be exercised at any time; and (iii) any limitations relating to the exchange and exercise of such warrants;

•	in the case of warrants to purchase our preferred or common stock, any provisions for adjustment of the number or amount of shares of our preferred or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	in the case of warrants to purchase preferred stock, the designation, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of such warrants.

Each warrant will entitle the holder of the warrant to purchase the securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including (i) in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or (ii) in the case of warrants for the purchase of preferred or common stock, the right to vote or to receive any payments of dividends on the preferred or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

We may sell our securities to one or more underwriters for public offering and sale by them or may sell our securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of our securities will be named in the applicable prospectus supplement. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where and in a manner as we are authorized to do so.

Underwriters may offer and sell our securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may offer and sell our securities in exchange for one or more of our outstanding issues of the securities or other securities. We also may, from time to time, authorize dealers, acting as our agents, to offer and sell our securities upon the terms and conditions as are set forth in the applicable prospectus supplement.

In connection with the sale of our securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell our securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements we enter into, to indemnification against and contribution toward certain civil liabilities.

The net proceeds we receive from the sale of our securities will be the purchase price of the securities less any discounts or commissions and the other attributable expenses of issuance and distribution of our securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference room section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public on the SEC’s Internet web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2003, as amended;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as amended;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004;

•	our Current Reports on Form 8-K filed with the SEC on October 14, 2004, December 10, 2004, and December 20, 2004; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 16, 1998.

All documents we file later with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in and be a part of this prospectus from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished to but not deemed to be filed with the SEC.

Any statement contained in this prospectus, in a prospectus supplement, or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, on the request of such person, a copy of any or all the documents incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference. Requests for copies in writing or by telephone should be directed to:

American Vanguard Corporation

4695 MacArthur Court, Suite 1250

Newport Beach, California 92660

(949) 260-1200

Attention: Chief Financial Officer

EXPERTS

The consolidated financial statements of American Vanguard Corporation, incorporated by reference in this prospectus, have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by McDermott Will & Emery LLP. John B. Miles, a partner with McDermott Will & Emery LLP, is a member of our board of directors. Mr. Miles owns shares of our common stock and has options, granted to him as a member of our board of directors, to acquire shares of our common stock.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following are the estimated expenses (other than the SEC registration fee) of the offering of the securities being registered:

SEC registration fee	$5,885
Printing and engraving expenses	25,000
Fees and expenses of counsel	50,000
Fees and expenses of accountants	10,000
Trustee fees and expenses	10,000
Miscellaneous	25,000

Total	$125,885

Item 15.	Indemnification of Directors and Officers.

American Vanguard Corporation is a Delaware corporation. Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him, and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action (collectively, “Expenses”), provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

The Company’s Certificate of Incorporation and Bylaws, each as amended, provide for indemnification of the Company’s directors, officers, employees and other agents to the fullest extent not prohibited by the Delaware law. Each of the Company’s directors is also a party to a written indemnification agreement with the Company.

The Company maintains liability insurance for the benefit of its directors and officers.

Item 16.	Exhibits.

See the Exhibit Index attached to this Registration Statement and incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this Item 17 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on February 23, 2005.

AMERICAN VANGUARD CORPORATION

By:	/S/ JAMES A. BARRY
James A. Barry, Senior Vice President, Chief Financial Officer and Secretary/Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric G. Wintemute and James A. Barry, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of American Vanguard Corporation) to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any subsequent registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons or their attorneys-in-fact in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ ERIC G. WINTEMUTE Eric G. Wintemute	President, Chief Executive Officer and Director (Principal Executive Officer)	February 23, 2005

/s/ JAMES A. BARRY James A. Barry	Senior Vice President, Chief Financial Officer and Secretary/Treasurer (Principal Financial and Accounting Officer)	February 23, 2005

/s/ HERBERT A. KRAFT Herbert A. Kraft	Co-Chairman	February 23, 2005

/s/ GLENN A. WINTEMUTE Glenn A. Wintemute	Co-Chairman	February 23, 2005

/s/ JOHN B. MILES John B. Miles	Director	February 23, 2005

Signature	Title	Date

/s/ CARL R. SODERLIND Carl R. Soderlind	Director	February 23, 2005

/s/ JAY R. HARRIS Jay R. Harris	Director	February 23, 2005

/s/ IRVING J. THAU Irving J. Thau	Director	February 23, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement.*

4.1	Amended and Restated Certificate of Incorporation of American Vanguard Corporation, filed as Exhibit 3.1 to the Company’s Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.**

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of American Vanguard Corporation, filed as Exhibit 3.2 to the Company’s Form 10-Q/A for the period ended June 30, 2004, and incorporated herein by reference.**

4.3	Amended and Restated Bylaws of American Vanguard Corporation, filed as Exhibit 3.2 to the Company’s Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.**

4.4	Form of Indenture (filed herewith).

5.1	Opinion and Consent of McDermott Will & Emery LLP (filed herewith).

12.1	Computation of Ratios of Earnings to Fixed Charges (filed herewith).

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.*

*	To be filed by amendment or under subsequent Current Report on Form 8-K.

**	Incorporated by reference from other filings made with the Securities and Exchange Commission as indicated.